UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC   20549


                                   FORM 8 - K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) March 8, 2005

                         AMANASU ENVIRONMENT CORPORATION

             (Exact Name of Registrant as Specified in its Charter)

     NEVADA                       0-32905                   98 - 0347883
     --------------               ----------------          -------------------
    (State or other               (Commission file          (IRS Employer
    jurisdiction of                Number)                  Identification No.)
    incorporation)

                 701 FIFTH AVENUE, 42ND FLOOR, SEATTLE, WA 98104
                 -----------------------------------------------
                    (Address of principal executive offices)

                                  206-262-8188
                                  ------------
              (Registrant's telephone number, including area code)

                                 Not applicable
                                 --------------
          (Former name or former address if changed since last report)


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Item 8.01.  Other Events and Regulation FD Disclosure

On March 8, 2005, Amanasu Environment Corporation ("the Company") entered into an agreement with Kogure Works. Co., LTD. ("Kogure") to fund $290,000 to Kogure for the purpose of promotion of Kogure's incinerator to State Environmental Protection Administration of China and to receive a purchase order from the organization.
The condition will be made as follows:

-     The payment of the fund is made in March, 2005
-     Amanasu receives 20% of allocation of the profit generated by the sale.


On March 8, 2005, Amanasu Environment Corporation ("the Company") entered into an agreement with Shinwa Yosetsu ("Shinwa Yosetsu") to fund $ 100,000 to establish a new company in order to conduct a project. The purpose of this project is to establish facilities to manufacture plants of water purification system and/or sea water desalination system and open the market in various countries in Asia.
The condition will be made as follows:

- Shinwa Yosetsu will provide equipment and machines necessary for producing the products for the new company.

-     Establishment of the new company is to be executed in March, 2005.

Item  9.01.  Financial Statements and Exhibits

(a)   Financial statements of businesses acquired

      None

(b)   Pro forma financial information

      None

(c)   Exhibits

      99.1     Finance Agreement

      99.2     Initial Capital Agreement


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